Exhibit 99.1

NEWS RELEASE                                           EASTERLY
                                                         INVESTOR RELATIONS

FOR IMMEDIATE RELEASE


                                        Client:  Alamosa PCS Holdings, Inc.

                                      Contacts:  Kendall Cowan, CFO
                                                 Alamosa PCS
                                                 806-722-1100
                                                 kcowan@alamosapcs.com

                                                 Ken Dennard, Managing Partner
                                                 Easterly Investor Relations
                                                 713-529-6600
                                                 kdennard@easterly.com


                    ALAMOSA PCS HOLDINGS, INC ANNOUNCES
              NEW $305 MILLION SENIOR SECURED CREDIT FACILITY


DECEMBER 20, 2000 - LUBBOCK, TEXAS - Alamosa PCS Holdings, Inc. (NASDAQ:APCS), the 1999 Sprint PCS (NYSE:PCS) Affiliate of the Year, today announced that it has received a joint commitment from Citicorp North America Inc., Toronto Dominion Securities Inc., First Union National Bank, and Export Development Corporation to establish new senior secured credit facilities in an aggregate principal amount of $305 million. These facilities will replace the existing senior secured debt facility of Alamosa of $175 million and the $200 million commitment from Citicorp North America Inc. for the previously announced acquisitions of Roberts Wireless Communications (Roberts) and Washington Oregon Wireless (WOW).

        "Being able to obtain these facilities under today's market conditions bodes very well for Alamosa. This new facility simplifies our corporate structure putting all senior secured borrowings under Alamosa PCS Holdings, fully finances our pending acquisitions, and leaves us with an over-funded financial business plan," commented Kendall Cowan, Chief Financial Officer for Alamosa. "Alamosa continues to accomplish its primary objectives of adding customers and launching markets. Upon the completion of the WOW and Roberts acquisitions, we will be the largest Sprint PCS Network Partner based on both the population of our territory and on subscribers."

        The new $305 million, seven-year facilities are made up of a $255 million term facility and a $50 million revolver of which $200 million is anticipated to be the initial draw. All outstanding indebtedness and transaction fees under all existing facilities will be paid upon closing. Assets of Alamosa, WOW and Roberts will collateralize these facilities. It is currently anticipated that the $305 million facility will close upon the closing of the WOW and Roberts acquisitions not later than the first quarter of 2001.


[GRAPHIC OMITTED]
LOGO

ALAMOSA
Personal Communications
  Service

The 1999 Sprint PCS
Affiliate of the Year


Alamosa PCS Holdings, Inc., The 1999 Sprint PCS Affiliate of the Year, is a Sprint PCS Network Partner providing Sprint PCS wireless personal communication services in the southwestern and midwestern United States. Alamosa PCS has the exclusive right to provide digital wireless personal communication services under the Sprint PCS brand throughout its designated territory primarily located in Texas, New Mexico, Arizona, Colorado and Wisconsin. Pro Forma for the Roberts and WOW mergers, Alamosa will have an expanded territory that will include a licensed population of 12.5 million residents, and Alamosa PCS will be the nation's largest Sprint PCS Network Partner based on the size of the population in its territory.



This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint PCS; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with Alamosa; difficulties in network construction; increased competition in Alamosa's markets; failure to consummate anticipated acquisitions and adverse changes in Alamosa's financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Prospectuses filed on February 4, 2000, its Form 10-K for the year ended December 31, 1999 and in subsequent filings with the Securities and Exchange Commission.

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